UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2014

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California   94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 11, 2014, Samuel D. Colella notified the Board of Directors of Veracyte, Inc. (the “Company”) that he was resigning from the Board of Directors effective November 30, 2014.  In addition to serving on the Board, Mr. Colella also serves on the Compensation Committee.

(d)           On November 11, 2014, the Board of Directors elected John L. Bishop to the Company’s Board of Directors, effective December 1, 2014.  In addition to serving on the Board, Mr. Bishop will also serve on the Compensation Committee of the Board of Directors. Mr. Bishop currently serves as Chairman of the Board of Directors and Chief Executive Officer of Cepheid, a global molecular diagnostics company, which he joined in 2002.  Mr. Bishop served as a director of Conceptus, Inc., a medical device company, from February 2009 until June 2013 when it was acquired by Bayer HealthCare LLC. He has been a member of the Board of Directors of AdvaMedDx, a medical diagnostics industry advocacy group, since 2010 and was elected Chairman of the Board of Directors in December 2013.

As a non-employee director of the Company, Mr. Bishop will be entitled to the same cash and equity compensation paid by the Company to each of its non-employee directors, as described in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders filed on April 11, 2014.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Veracyte, Inc. dated November 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2014

Veracyte, Inc.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 12, 2014